UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 29, 2011
(Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 870-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 7.01 Regulation FD Disclosure

On May 2, 2011, Cincinnati Financial Corporation issued the attached news release “Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Voting results on matters properly brought before the annual meeting of shareholders are set forth below:

Total Outstanding Shares as of Record Date:  163,003,067            Shares Voted at Meeting:   128,140,500

Proposal 1—Election of Directors

	For	Withhold	Broker Non-Votes
Kenneth C. Lichtendahl	116,615,645	3,782,644	7,742,211
W. Rodney McMullen	117,541,123	2,857,166	7,742,211
Thomas R. Schiff	119,243,173	1,155,116	7,742,211
John F. Steele, Jr.	119,379,229	1,019,060	7,742,211

Proposal 2—Ratify Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2011
For	Against	Abstain	Broker Non-Votes
124,781,844	3,242,856	115,800	-0-

Proposal 3 —Nonbinding Vote to Approve Compensation for Named Executive Officers
For	Against	Abstain	Broker Non-Votes
114,308,288	5,209,186	880,815	7,742,211

Proposal 4 —Nonbinding Vote to Establish Frequency of Future Nonbinding votes on Executive Compensation
Annual	Biennial	Triennial	Abstain	Broker Non-Votes
106,330,829	249,321	13,080,168	737,791	7,742,211

Proposal 5 —Nonbinding Re-approval of Performance Objectives of Cincinnati Financial Corporation Stock Compensation Plan of 2006
For	Against	Abstain	Broker Non-Votes
116,693,941	3,175,792	528,556	7,742,211

At its meeting on April 29, 2011, the compensation committee adjusted base annual salaries, compensation tier assignments and granted performance-based annual incentive and stock compensation awards for the following named executive officers:

With a grant date of May 2, 2011:

For Mr. Stecher: adjusting base annual salary to $500,000 from $963,863;

For Mr. Johnston: adjusting base annual salary to $800,000 from $627,590; assignment to the CEO tier for performance based compensation; granting an award of performance-based annual incentive compensation with a target award of $232,067 and grants of stock based compensation with grant date value of $232,067, comprised of 4,893 non-qualified stock options and 2,447 performance based restricted stock units.

For Mr. Scherer: adjusting base annual salary to $750,000 from $701,602; no change in tier assignment; granting an award of performance-based annual incentive compensation with a target award of $31,459 and grants of stock based compensation with grant date value of $31,459, comprised of 664 non-qualified stock options and 332 performance based restricted stock units.

With a grant date of May 31, 2011:

For Mr. Sewell, effective his date of hire on May 31, 2011, establishment of base annual salary of $700,000; assignment to Tier I for performance-based compensation; granting of performance based annual incentive compensation with a target award of $455,000 and grants of stock based compensation with grant date value of $455,000. The number of non-qualified stock options and performance-based RSUs will be determined on May 31, 2011, the date of grant by dividing the total award grant date value of $455,000 by the fair market value of the company’s stock on that date, with two-thirds of the award being allocated to non-qualified stock options and one-third to performance based restricted stock units. The grant date for all performance-based compensation conditionally awarded to Mr. Sewell will be May 31, 2011, his first date of employment with the company. In addition, the company purchased a paid-up annuity for the benefit of Mr. Sewell that will vest and pay a lifetime annual benefit of $54,000 when Mr. Sewell reaches age 58. The purpose of the annuity is to replace the accrued but unvested retirement benefits forfeited by Mr. Sewell with his current employer when he terminates that employment to become the company’s chief financial officer. The cost of the annuity was $716,136.

The grants of performance-based annual incentive cash and stock-based compensation described above are subject to the same terms and conditions, including threshold, target and maximum performance hurdles and payouts as apply to grants of such performance-based compensation made on February 18, 2011 and described in the compensation, discussion and analysis of our 2011 proxy statement, filed on March 18, 2011. The committee recognizes that the performance-based compensation granted on May 2, 2011 and to be granted on May 31, 2011, if paid, may not be fully tax deductible because of the timing of the grants.

This report should not be deemed an admission as to the materiality of any information contained in the news release.

The information furnished in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1– News release dated May 2, 2011, titled “Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: May 4, 2011	/s/ Lisa A. Love
Lisa A. Love
Senior Vice President, General Counsel and Corporate Secretary